UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2017  (March 10, 2017)

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street,
Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 10, 2017, the Board of Directors of Capstone Turbine Corporation, a Delaware corporation (the “Company”), amended the Company’s Amended and Restated Bylaws (the “Bylaw Amendment”).  The Bylaw Amendment: (i) modifies the advance notice deadline for stockholder proposals (other than proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended) from at least 120 days before the anniversary of the date on which the Company released to stockholders its proxy statement for the previous year’s annual meeting of stockholders (the “Proxy Date”) to provide for a 30 day window from not earlier than  150 days and not later than 120 days before the Proxy Date; (ii) requires disclosure of additional categories of information with respect to the Company’s existing advance notice provisions for stockholder-proposed director nominations and other business; (iii) requires director nominees proposed by a stockholder to submit a completed and signed questionnaire and make certain representations and agreements by the advance notice deadline, (iv) defines and clarifies the duties of the chairman to regulate the conduct of a stockholder meeting, and (v) adds language expressly allowing for a virtual meeting of stockholders by means of remote communication and makes corresponding procedural updates.

The foregoing summary is qualified by the full text of the Company’s Amended and Restated Bylaws, as amended and restated to reflect the Bylaw Amendment, which is included as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit	Description

3.1	Second Amended and Restated Bylaws of Capstone Turbine Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION
Date: March 13, 2017	By:	/s/ Jayme L. Brooks
Jayme L. Brooks Chief Financial Officer and Chief Accounting Officer

Exhibit Index

Exhibit	Description

Exhibit 3.1	Second Amended and Restated Bylaws of Capstone Turbine Corporation